Exhibit 23.2

15 April 2002

The Directors
Newmont Mining Corporation
1700 Lincoln Street
Denver
Colorado 80203
UNITED STATES OF AMERICA
Dear Sirs
CONSENT FOR INCLUSION OF DELOITTE TOUCHE TOHMATSU REPORTS
Newmont Mining Corporation (Newmont) intends to file a Form 8-K Amendment No. 1 dated 15 April 2002 with the Securities and Exchange Commission in respect of Newmont’s acquisition of the shares of Normandy Mining Limited (Normandy). The Form 8-K Amendment No. 1 includes the audited financial report of Normandy for the year ended 30 June 2001 as Exhibit 20.4. Deloitte Touche Tohmatsu’s (Deloitte) audit report on Normandy’s financial report for the year ended 30 June 2001 is included in the above exhibit.

You have requested that Deloitte give its consent for the inclusion of our audit reports in Exhibit 20.4 to the Form 8-K Amendment No. 1.

Deloitte consents to the inclusion in the Form 8-K Amendment No. 1 exhibit of our audit report in the form and context in which they are included.

Yours faithfully
DELOITTE TOUCHE TOHMATSU

By:	/S/ TIMOTHY BIGGS
Timothy Biggs Partner